UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 7, 2025
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 900
Brisbane, California 94005
(Address and Zip Code of Principal Executive Offices)

(650) 242-8052
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2025, Pacira BioSciences, Inc. (the “Company”) and its wholly-owned subsidiary Pacira Pharmaceuticals, Inc. entered into a Settlement Agreement (the “Settlement Agreement”) with Fresenius Kabi USA, LLC (“Fresenius Kabi”), eVenus Pharmaceutical Laboratories Inc., (“eVenus”), and Jiangsu Hengrui Pharmaceuticals Co., Ltd. (f/k/a Jiangsu Hengrui Medicine Co., Ltd, “Jiangsu” and, together with Fresenius Kabi USA, LLC and eVenus Pharmaceuticals Laboratories, the “Fresenius Parties”) with respect to the various patent infringement suits and related actions related to patents for EXPAREL® (bupivacaine liposome injectable suspension) with the Fresenius Parties [(21-cv-19829), (22-cv-00718), (23-cv-2367), (24-cv-6294), (24-cv-7680), (24-cv-12416) and (24-cv-11014)] (collectively, the “Litigations”).

Pursuant to the Settlement Agreement, the parties will file consent judgments with the United States Court of Appeals for the Federal Circuit and the United States District Courts for the District of New Jersey and the Northern District of Illinois that enjoin the Fresenius Parties from marketing a generic bupivacaine liposome injectable suspension before the expiration of the patents-in-suit, except as provided for in the Settlement Agreement, as described below.

In settlement of all outstanding claims in the Litigations, the Company has agreed to provide the Fresenius Parties with a license to the Company’s patents required to manufacture and sell certain volume-limited amounts of a generic bupivacaine liposome injectable suspension in the United States beginning on a confidential date that is sometime in early 2030. The license will permit entry of a generic bupivacaine liposome injectable suspension before the July 2, 2044 expiration date of the last-to-expire of the Company’s Orange Book-listed patents for EXPAREL.

While the agreed-upon volume-limited percentages are confidential, they begin at a high-single-digit percentage of the total volumes distributed in the U.S. market and increase gradually in each 12-month period following the volume-limited entry date until reaching a percentage in the low thirties in 2033 and increasing modestly in each of the next two 12-month periods before reaching a maximum percentage in the high thirties of the total volumes distributed in the U.S. for the final three years of the agreement. In addition, the Company has agreed to provide the Fresenius Parties with a license to the Company’s patents required to manufacture and sell an unlimited quantity of a generic bupivacaine liposome injectable suspension in the U.S. beginning on a confidential date in 2039.

In addition, in recognition of the Company’s expected savings with respect to, among other things, the avoidance of the fees, costs, time and resources associated with continuing the Litigations, the Company will pay the Fresenius Parties $7.0 million.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Settlement Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

Item 7.01. Regulation FD Disclosure.

On April 7, 2025, the Company issued a press release announcing the Settlement Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 7, 2025.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	April 7, 2025	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary